HYDROMER, INC.

35 Industrial Parkway

Branchburg, NJ 08876-3424

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

To be held December 20, 2012

The Annual Meeting of the Shareholders of Hydromer, Inc. (“we,” “our,” “Hydromer” or the “Company”) will be held on Thursday ,December 20 2012, at 35 Industrial Parkway, Branchburg, New Jersey at 10 a.m., for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect eight directors of the Company for the ensuing year.
2.	To ratify the selection by the Board of Directors of Rosenberg Rich Baker Berman & Company as the Company's independent public accountants for the fiscal year ending June 30, 2013.
3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 18, 2012 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

Date: November 6, 2012	By Order of the Board of Directors
/s/ Kent E. Hansen, Secretary
Kent E. Hansen, Secretary Branchburg, New Jersey

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

NOTICE OF AVAILABILITY

This Notice, the Proxy Statement, financial information, and Annual Report can be found at: www.hydromer.com/sec

	TABLE OF CONTENTS

Questions and Answers		3

Proxy Statement		5

I	Election of Directors (Proposal I)	5
	Name of Nominee and Certain Biographical Information	5
	Security Ownership of Management	6
	Nominating Committee	7
	Board Governance	7
	Compensation Discussion, Analysis and Risk	7
	Meetings and Directors’ Compensation	7
	Audit Committee	8
	Audit Committee Report	8
	Corporate Policy on Business Practices	9
	Code of Ethics for the CEO and CFO	9
	Shareholder Communications	9
	Executive Officers	9
	Executive Compensation/Risk Profile	10
	Stock Options	10
	Certain Arrangements with Directors and Executive Officers	11
	Information Concerning Certain Shareholders	11
	Other Information Concerning Directors, Officers and Shareholders	11

II	Ratification of Selection of Independent Public Accountants
	(Proposal II)	11

III	Other Matters	11

IV	Miscellaneous	12

V	Exchange Act Compliance	12

VI	Shareholder Nominations/Proposals	12

VII	Internet Web Site	12

HYDROMER, INC.

35 Industrial Parkway

Branchburg, NJ 08876

QUESTIONS AND ANSWERS

ABOUT HYDROMER'S ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, the shareholders will elect eight directors, ratify the Company's selection of independent public accountants, and act upon anything else that properly comes before the meeting. In addition, management will give a report on the Company’s performance during the fiscal year ended

June 30, 2012.

Why Did I Receive This Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because Hydromer's Board of Directors is soliciting your proxy to be used at the Annual Meeting of Shareholders on December 20, 2012, at 10:00 a.m., at 35 Industrial Parkway, Branchburg, NJ 08876, or at any adjournment of the meeting. This proxy statement discloses the information you need to know to vote on an informed basis. We are first mailing this proxy statement and the enclosed proxy card to shareholders on or about November 6, 2012.

Who Can Vote?

You are entitled to vote if you owned Hydromer common stock on the record date, which is the close of business on September 18, 2012. Each share of Hydromer common stock that you own entitles you to one vote.

Who Can Attend the Meeting?

Only shareholders of record at the close of business on the record date, or their duly appointed proxies, may attend the meeting. Registration at the meeting begins at 9:30 a.m.

How Many Shares of Common Stock Are Outstanding?

On the record date, there were 4,772,318 shares of Hydromer common stock outstanding and entitled to vote. Hydromer common stock is our only class of voting stock.

What Constitutes a Quorum?

A quorum is a majority of the outstanding shares entitled to vote, equal to 2,386,160 shares, which are present or represented by proxy at the meeting. There must be a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be considered part of the quorum. Broker non-votes (shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular type of proposal) are also included in determining the presence of a quorum.

What Am I Voting On?

You are voting on:

1.	The election of eight individuals to serve on our Board of Directors: Manfred F. Dyck,
Ursula M. Dyck, Dieter Heinemann, Robert H. Bea, Dr. Maxwell Borow, Dr. Frederick L. Perl, Michael F. Ryan, Ph.D. and George A. Ziets; and

2.	The ratification of the selection of Rosenberg Rich Baker Berman & Company as our independent public accountants for the fiscal year ending June 30, 2013.

How Does the Board of Directors Recommend I Vote on the Proposals?

The Board of Directors recommends a vote FOR each of the Board's nominees, and FOR ratification of the appointment of Rosenberg Rich Baker Berman & Company as our independent public accountants for the fiscal year ending June 30, 2013.

How Do I Vote?

To vote by proxy, you should complete, sign and date the enclosed proxy card and return it promptly in the prepaid envelope provided with this proxy statement.

To vote in person, you may attend the meeting and cast your vote in person.

May I Revoke My Proxy?

You may revoke your proxy at any time before it is voted in either of the following ways:

1.	You may submit another proxy card with a later date.
2.	You may notify Hydromer's Secretary in writing before your proxy is voted that you have revoked your proxy.

If I Plan to Attend the Meeting, Should I Still Vote by Proxy?

Whether you plan to attend the meeting or not, we urge you to vote by proxy. Returning the proxy card will not affect your right to attend the meeting, and your proxy will not be used if you are personally present at the meeting and inform the Secretary in writing prior to the voting that you wish to vote your shares in person. The Secretary will have proxy revocation forms at the meeting in case you want to revoke your proxy and vote in person.

How Will My Proxy Be Voted?

If you properly fill in your proxy card and send it to us, your proxy holder (one of the individuals named on your proxy card) will vote your shares as you have directed. If you hold shares in “street name” we urge you to instruct your broker how to vote your shares, as shares held in “street name” cannot be voted directly by a shareholder. If you sign the proxy card but do not make specific choices, the proxy holder will vote your shares as recommended by the Board of Directors as follows:

•	"FOR" the election of all nominees for Director.
•	"FOR" ratification of the selection of independent public accountants for the fiscal year ending June 30, 2013.

What Vote Is Required to Approve Proposals?

Directors are elected by a plurality of the shares voting at the meeting. If you do not vote for a particular nominee, or you indicate "withhold authority to vote" for a particular nominee on your proxy, your vote will not count either "for" or "against" the nominee. A "broker non-vote" will also have no effect on the outcome. The ratification of the appointment of independent public accountants requires a majority of the votes cast.

How Will Voting on Any Other Business Be Conducted?

Although we do not know of any business to be considered at the meeting other than the proposals described in this proxy statement, if any other business is presented at the meeting, your returned proxy gives authority to proxy holders to vote on these matters in their discretion.

Are copies of this Proxy Statement and the Annual Report available on the Internet?

Yes, at www.hydromer.com/sec. However, you must vote directly by paper ballot (or by instructing your broker how to vote if your shares are held in “street name”).

PROXY STATEMENT

This Proxy Statement, which will be mailed commencing on or about November 6, 2012 to the persons entitled to receive the accompanying Notice of Annual Meeting of Shareholders, is provided in connection with the solicitation of proxies on behalf of the Board of Directors of Hydromer, Inc. (the “Company”), for use at the Annual Meeting of Shareholders to be held at the Company’s executive office at 35 Industrial Parkway, Branchburg, New Jersey 08876-3424 at 10 a.m. on December 20, 2012 and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting and this Proxy Statement.

At the close of business on September 18, 2012, the record date stated in the accompanying Notice of Annual Meeting, the Company had 4,772,318 outstanding shares of Common Stock ("Common Stock"), each of which is entitled to one vote with respect to each matter to come before the meeting. The Company has no class or series of stock outstanding other than the Common Stock.

As of September 18, 2012, Manfred F. Dyck, Chairman of the Board, a Director, CEO and President of the Company, beneficially owned approximately 33.9% of the outstanding Common Stock of the Company, and his wife Ursula M. Dyck, a Director of the Company, beneficially owned 4.5% of the outstanding Common Stock. In addition, Mr. Dieter Heinemann, a Director of the Company, owned 17.1% of the outstanding Common Stock of the Company. Such ownership, totaling 55.5% of the outstanding Common Stock, enables these three shareholders to control the outcome of any election or proposal regarding the Company's affairs.

I. ELECTION OF DIRECTORS (Proposal I)

Eight directors will be elected at the Annual Meeting of Shareholders, each to serve for one year and until a successor shall have been duly chosen and qualified. Each director is elected by a plurality of votes cast. It is the intention of each of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of the eight nominees listed in the following table, unless otherwise instructed in the proxy. In case any of the nominees is unable or declines to serve, the proxy holders reserve the right to vote the shares represented by such proxy for another person duly nominated by the Board of Directors in his or her stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. The Board of Directors has no reason to believe that any person named will be unable or will decline to serve. Certain information concerning the nominees for election as directors is set forth below. They furnished such information to the Company. The Company believes that all of the nominees for election as directors are independent, as defined by the listing standards of the NASDAQ Stock Market, except Manfred F. Dyck and Ursula M. Dyck.

Name of Nominee and Certain Biographical Information

MANFRED F. DYCK, age 77: Chairman of the Board of the Company since June 1983 and Chief Executive Officer of the Company since August 1989; Director of Biosearch Medical Products, Inc. from 1975 until 2000 when it was acquired by the Company; Director of the Company since 1980. Manfred and Ursula Dyck are husband and wife. Mr. Dyck, as founder of the Company and a chemical engineer, is qualified to serve in the capacity of Director. He has not served as a director of another public company during the past five years.

URSULA M. DYCK, age 78: Director of the Company since 1980. Ursula and Manfred Dyck are wife and husband. Mrs. Dyck served as Director and Vice President of Sales of Biosearch Medical Products, Inc. from 1991 to 1996. Mrs. Dyck has experience in marketing medical devices which are utilized by the Company’s clients. She has not served as a director of another public company during the past five years.

DIETER HEINEMANN, age 74: Specialist, Frankfurt [Germany] Stock Exchange until October 31, 2003; Director of the Company since 1991. Mr. Heinemann brings over 30 years of experience in financial markets to his position as Director of the Company. He has not served as a director of another public company during the past five years.

MAXWELL BOROW, M.D., age 86: Medical doctor, retired; Chief of Surgery at Somerset Medical Center (hospital) from 1985-1994; Chief of Vascular Surgery at Somerset Medical Center from 1978-1985; Director of the Company since 1990. Dr. Borow has many years of experience in medical coatings that may be used in vascular applications. He has not served as a director of another public company during the past five years.

ROBERT H. BEA, age 59: Senior Vice President, Regulatory Affairs/Quality Management and Chief Compliance Officer for ViewRay, Inc.; former Corporate Vice President, Regulatory and Quality Assurance, Siemens Medical Solutions USA, Inc. from 1994-2009; Vice President of Quality Assurance and Regulatory Affairs of Biosearch Medical Products, Inc. from 1992-1994.  He previously worked at Johnson & Johnson where he held positions of increasing responsibility in Quality/Regulatory affairs from 1973-1991.  Director of the Company since 1996.  Mr. Bea possesses over twenty years of experience in directing the quality systems of corporations serving markets which are similar to the markets served by the Company.  He has not served as a director of another public company during the past five years.

FREDERICK L. PERL, M.D., age 84: Attending staff, Somerset Medical Center since 1957; Consulting staff Obstetrics and Gynecology, Carrier Clinic since 1959; affiliated with St. Peter's Medical Center, active staff since 1994; Director of Biosearch Medical Products from December 1996 until February 2000 when he was appointed to the Board of the Company. Dr. Perl has many years of experience in areas concerning contraceptive hydrogel delivery mechanisms. He has not served as a director of another public company during the past five years.

MICHAEL F. RYAN, Ph.D., age 69: President, e-Clinical Mentor since 2000 and Consultant for Medical/Marketing Decisions since 2000; Vice President, Internal Medicine, Quintiles Americas 1997-1999. Member of the Company's Board of Directors since August 2003. Dr. Ryan has many years of experience in marketing and new product introductions in markets served by the Company. He has not served as a director of another public company during the past five years.

GEORGE A. ZIETS, age 66: Vice President of R&D/Product Development, HK Insights from 2002 to present; former Executive Director of Johnson & Johnson from 1983-1990; Vice President of Research and Development at Maybelline from 1990-1996; Executive Vice President, Bath and Body Works from 1996-2002. Appointed to the Board August 2009 and then elected in November 2009. Mr. Ziets has more than fifteen years of experience in the area of cosmetic products, serving markets in which the Company is marketing certain of its products. He has not served as a director of another public company during the past five years.

Security Ownership of Management

	Stock Owned (1)
Name	On Record Date	%

MANFRED F. DYCK	1,618,376 (2)	33.90%
URSULA M. DYCK	215,205 (3)	4.50%
DIETER HEINEMANN	814,000 (4)	17.10%
MAXWELL BOROW, M.D.	35,000	Less than 1%
ROBERT H. BEA	10,000	Less than 1%
FREDERICK L. PERL, M.D.	10,000	Less than 1%
MICHAEL F. RYAN, Ph.D.	- 0 -	-
GEORGE A. ZIETS	- 0 -	-
MARTIN C. DYCK	- 0 -	-
ROBERT Y. LEE	- 0 -	-
All directors and officers as a group
(11 persons)	2,732,703	56.60%

(1)	As of September 18, 2012. Except as otherwise indicated below, each nominee has sole voting and investment power with respect to all shares shown in the table as beneficially owned by such person.
(2)	Includes an aggregate of 60,000 shares held by Mr. Dyck as custodian/trustee for certain of his children and grandchildren and does not include 83,004 shares held with sole voting investment power by Mr. Dyck's children or shares held by Ursula M. Dyck, his wife, as to which Mr. Dyck disclaims beneficial ownership.
(3)	Does not include 83,004 shares held with sole voting and investment power by Mrs. Dyck's children, as to which Mrs.

Dyck disclaims beneficial ownership, or shares held by Manfred F. Dyck, her husband, individually or as custodian.

Includes 60,000 shares held by Mrs. Dyck as custodian for her grandchildren.

(4)	Does not include 135,000 shares held by the wife and children of Mr. Heinemann as to which he disclaims beneficial ownership.

Nominating Committee

The Company does not have a Nominating Committee nor does it have a policy with respect to consideration of candidates recommended by shareholders. The Company’s Board of Directors believes that its current practice of networking to seek out potential candidates results in Board of Director candidates who have the scientific or business background that can adequately represent the interests of the shareholders. All Directors participate in the consideration of director nominees. All Directors have been re-nominated to stand for election. All candidates have accepted the nomination.

Board Governance

The Bylaws of the Company provide that the Chairman of the Board is also the Chief Executive Officer of the Company. That provision of the Bylaws has been in effect since the inception of the Company in 1980. The Company is of the opinion that a change to this provision of the Bylaws would not have any positive effect on the Company and would increase costs to the Company with no benefit. The Company does not have a lead independent director, as the majority of the Board members are independent directors.

Compensation Discussion, Analysis and Risk

The Company does not have a Compensation Committee. Since the majority of the Board is comprised of independent directors (six of eight), the Company is of the opinion that the full Board can perform this function. The salary of the President and CEO is reviewed each year by the full Board and the CEO approves the salary of each officer (see Compensation of Executive Officers). The Company maintains a 401(k) Retirement Plan, which is open to all full-time employees. No stock of the Company is maintained in this plan. The Company is of the opinion that the salaries and other compensation of its employees accurately reflect the market requirement to attract and retain talented individuals and such compensation is not related to any risk or risk profiles that the Company may experience.

Meetings and Directors’ Compensation

During the past fiscal year, the Board of Directors of the Company met four times. All Directors attended at least 75% of the meetings. The Company does not have a policy with respect to attendance of Directors at the Annual Meeting. While the Company expects all Directors to attend the Annual Meeting, the Company recognizes that occasionally factors beyond a Director’s control can impact his or her ability to attend the meeting. Seven Directors attended last year’s Annual Meeting.

The compensation for attendance at regular or special meetings either in person or on a video link is $1,000 per meeting. Attendance via telephone is $200 per meeting. The compensation for operational meetings is $500 per meeting.

Directors are awarded stock options pursuant to the Stock Option Plan approved on January 22, 1998, as amended (see Stock Options). Directors who waive their stock options are given $300 for every 2,000 stock options waived. This avoids the Company having to take an expense for the options at market value under current accounting rules. For the fiscal year ended June 30, 2012, all Directors waived the awarding of their stock options.

The following table sets forth information with respect to fees paid to Directors during the fiscal year ended June 30, 2012:

		Cash Paid in lieu of Stock Options
	Meeting
Director	Fees		Total
Robert H. Bea	$3,000	$1,200	$4,200
Maxwell Borow, M.D.	3,000	1,200	4,200
Ursula M. Dyck	4,000	600	4,600
Dieter Heinemann	4,000	900	4,900
Frederick L. Perl, M.D.	4,000	900	4,900
Michael F. Ryan, Ph.D.	4,000	900	4,900
George A. Ziets	3,200	1,200	4,400

Directors fees paid to Manfred F. Dyck are shown in the Executive Compensation Table.

Audit Committee

On December 1, 2010, the Board appointed the members of the Audit Committee, consisting of only independent directors: Robert Bea (Chairman), Dr. Frederick Perl, Dr. Maxwell Borow and Dr. Michael F. Ryan. None of these members are "financial experts" as the Company is of the opinion that the financial affairs of the Company are not complex and are within the scope of the collective experience of the members of the Audit Committee. In the event any financially complex issues arise, the Audit Committee is empowered by its charter to retain or hire such independent expertise as it deems necessary. The Audit Committee charter is posted on the Company's web site at http://www.hydromer.com/company.html . The Audit Committee met once to review the financial statements and related matters for the fiscal year ended June 30, 2012. It issued the following report:

Audit Committee Report

The following is the audit committee's report submitted to the Board of Directors for the fiscal year ended June 30, 2012.

The Audit Committee of the Board of Directors has:

a.	Reviewed the Audit Committee charter and determined that the current text is not in need of amendment.
b.	Reviewed the Company’s Policy on Business Practices and found it to accurately reflect the policies of the Board of Directors.
c.	Reviewed the Code of Ethics for the CEO and CFO and found it to be acceptable and not in need of revision.
d.	Reviewed and discussed the report on the assessment of the effectiveness of the financial control system submitted by management.
e.	Reviewed and discussed the Company's audited financial statements for the year ended June 30, 2012 with the Company's management.
f.	Discussed with Rosenberg Rich Baker Berman & Company ("RRBB"), the Company's independent accountants, the materials required to be discussed by the Auditor’s Communication With Those Charged With Governance (AU Section 380).
g.	Reviewed the written disclosures and the letter from RRBB required by Ethics and Independence Rule 3526, and discussed with RRBB its independence.

Based on the foregoing review and discussion, the Audit Committee recommends to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2012. THE AUDIT COMMITTEE

Robert H. Bea, Frederick L. Perl,

Maxwell Borow, Michael F. Ryan

Corporate Policy on Business Practices

On June 22, 2000, the Board adopted a set of policies applicable to directors, officers and employees of the Company covering the following subjects: 1. Loyalty to Corporation; 2. Conflict of Interest; 3. Anti-Trust Compliance; 4. Inside Information and Trading in Company's Securities; 5. Prohibition on Political Contributions; 6. Equal Opportunity Employment; 7. Environmental Health; and 8. Legal Compliance. The current policies are posted on the Company's web site at http://www.hydromer.com/company.html. The Company conducts training sessions for all management and supervisory personnel on topics related to these business practices. New management or supervisory employees attend a course on corporate ethics.

Code of Ethics for the CEO and CFO

On May 12, 2004, the Company adopted a Code of Ethics for the CEO and CFO. This Code is posted on the Company’s web site at http://www.hydromer.com/company.html . The Code includes the procedure to be used to report a violation of this Code. No reports were received during the fiscal year ended June 30, 2012.

Shareholder Communications

The Company has a practice of bringing all reasonable communications from shareholders to the attention of the Directors at regular Board meetings, which are usually held four times per year. The volume of such communications has been minimal. Address all communications via mail to: Corporate Secretary, Hydromer, Inc., 35 Industrial Parkway, Branchburg, NJ 08876.

Executive Officers

Manfred F. Dyck, Chairman of the Board of the Company since June 1983 and a Director of the Company since its inception. Mr. Dyck served as Chief Executive Officer of the Company from its inception until October 1986, and as of August 1989, reassumed the duties of Chief Executive Officer. Mr. Dyck has been Chief Executive Officer and a Director of Biosearch Medical Products Inc. from 1975 to 2000 (when Biosearch became a wholly owned subsidiary). He holds a B.S. in Chemical Engineering.

Robert Y. Lee, CPA, MBA, Vice President of Finance, Chief Financial Officer and Treasurer since June 2001. Mr. Lee earned a MBA in Finance and International Business, and a Bachelor of Science in Accounting and Information Systems, both from New York University's Stern School of Business. His professional experience includes tenure with the New York office of Coopers and Lybrand (currently PricewaterhouseCoopers) in its Emerging Business Group; the Bristol Myers Squibb Internal Auditing group; ASARCO's Southern Peru Copper Corporation, now Southern Copper Corporation part of Grupo Mexico; and Citigroup.

Martin C. Dyck, Executive Vice President of Operations since 2001 and, prior thereto, Vice President of Operations of the Company from February 2000. Mr. Dyck also serves as President of the Company's wholly owned subsidiary, Biosearch Medical Products, Inc. since 1998. Prior to that he served as Vice President of Operations. Martin C. Dyck is the son of Mr. Manfred F. Dyck and Mrs. Ursula M. Dyck. He holds a B.S. in Finance with a minor in Mechanical Engineering.

John Konar, Vice President of Quality Assurance since February 2004 and Director of Human Resources since 1996 (with Biosearch Medical Products, Inc. before its acquisition by the Company in 2000, and with both companies thereafter). Since joining Biosearch in 1986, Mr. Konar has been Director of Sales from 1996 until 2000, Director of Quality Assurance from 1998 to 2004, until promoted to Vice President of Quality Assurance, and Director of Manufacturing of Biosearch from 2000-2001.

Executive Compensation/Risk Profile

The following table sets forth information concerning cash compensation paid or accrued by the Company during the fiscal years ended June 30, 2012 and June 30, 2011 to the CEO and each of the two highest paid executive officers of the Company.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(a)	Non-Equity Inc Plan Comp. ($)	Nonqual Deferred Comp. Earnings ($)	All Other Comp. ($)(b)	Total ($)

Manfred F. Dyck,	2012	$269,100	0	0	0	0	0	$7,785	$276,885
CEO/President	2011	$269,100	0	0	0	0	0	$9,900	$279,000

Martin C. Dyck	2012	$162,000	0	0	0	0	0	$2,885	$164,885
Executive	2011	$162,000	0	0	0	0	0	$5,000	$167,000
Vice President
Robert Y. Lee	2012	$147,000	0	0	0	0	0	$2,885	$149,885
VP, Finance	2011	$147,000	0	0	0	0	0	$5,000	$152,000

The Company does not base any compensation policies on any risk or risk profiles. Compensation is based on conditions in the employment market and set at levels to hire and retain competent executive and non-executive employees. The Company does not have any compensation plans which are or could be considered “golden parachutes”.

(a)	Option awards for active directors were waived for a payment of $300 for each 2000 options waived. Such payments are included in (b) All Other Comp. for Mr. Manfred F. Dyck.
(b)	Amount of automobile allowance, which was earned and accrued in the year shown. In the case of Mr. Manfred F. Dyck, this amount also includes Director’s fees and option waiver payments.

The aggregate value of Common Stock of the Company held by Manfred F. Dyck individually and in trust, as of June 30, 2012 was approximately $2,427,564 (based on a market price of $1.50).

Stock Options

On January 22, 1998, the Board of Directors approved an option plan for directors of the Company who attend all the Board meetings that provided for the grant of 5,000 options at a strike price equal to the market price of the stock on September 1, 1998 and for each subsequent year on the record date for the Annual Meeting. On February 22, 2000, the option plan was amended to grant each director 2,000 options for each meeting attended with a strike price at market rate, defined as the prior five-day-weighted high/low average, set just prior to the Annual Meeting date. The options are dated on the date of grant. Beginning in 2007, the Directors can receive $300 for each 2,000 options waived in lieu of being awarded stock options. All Directors have waived the options; therefore, no options have been issued in the fiscal year ended June 30, 2012 pursuant to this plan.

On November 14, 2007, the shareholders approved Employee Stock Option Plan 2007-1, pursuant to which employees may be awarded options at the weighted average market price for the five days preceding the grant, upon the recommendation of the CEO and approval of all independent Directors. The options would have a term of five years and 1/3 of the options would vest at the end of each of the succeeding three years after the date of the grant. No options were awarded under this plan in the fiscal year ended June 30, 2012.

There are currently no options outstanding under the Company’s option plans.

Certain Arrangements with Directors and Executive Officers

There are no loans, credit arrangements or other similar arrangements with Directors or Officers of the Company.

The daughter of Mr. Manfred F. Dyck and Mrs. Ursula M. Dyck is employed by the Company as a Product Manager.

Information Concerning Certain Shareholders

The shareholders (including any "group" as that term is used in Section 13(d) (3) of the Securities Exchange Act of 1934) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than 5% of the outstanding Common Stock as of September 18, 2012 are set forth in the following table.

	Shares of Common
	Stock Owned	Percent
Name and Address	Beneficially (1)	of Class

Manfred F. Dyck	1,618,376 (2)(3)	33.90%
255 Holland Road
Far Hills, NJ 07931

Dieter Heinemann	814,000 (4)	17.10%
Goldbergweg 6460599
Frankfurt AM
Federal Republic of Germany

Notes:

(1)	As of September 18, 2012, except as otherwise indicated below, each nominee had sole voting and investment power with respect to all shares shown in the table as beneficially owned by such nominee.
(2)	Includes an aggregate of 60,000 shares held by Mr. Dyck as custodian/trustee for certain of his children and grandchildren and does not include 83,004 shares held with sole voting and investment power by Mr. Dyck's children, as to which Mr. Dyck disclaims beneficial ownership.
(3)	Does not include 215,205 shares held by Ursula M. Dyck, Mr. Dyck's wife, individually and as custodian.
(4)	Does not include 135,000 shares held by the wife and children of Mr. Heinemann as to which he disclaims beneficial ownership.

Other Information Concerning Directors, Officers and Shareholders

There is no other information regarding Directors, Officers and shareholders.

II. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS (Proposal II)

Subject to ratification by the shareholders, the Board of Directors has selected the firm of Rosenberg Rich Baker Berman & Company ("RRBB") as the Company's independent public accountants for the fiscal year ending June 30, 2013. Payments to RRBB for the previous fiscal years ended June 30, 2012 and June 30, 2011 were $44,000 and $36,000, respectively, for audit fees. There were no other payments for other services such as audit related fees, tax fees or other fees. The Audit Committee approved 100% of the fees paid to RRBB.

Representatives of RRBB are expected to be present at the Annual Meeting. They will have an opportunity to make a statement and will also be available to respond to appropriate questions from shareholders.

III. OTHER MATTERS

The Board of Directors of the Company does not know of any other matters that may be brought before the Annual Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

IV. MISCELLANEOUS

If the accompanying form of proxy is executed and returned, the shares represented thereby will be voted in accordance with the terms of the proxy, unless the proxy is revoked by written notice addressed to and received by the Secretary of the Annual Meeting. If no directions are indicated in such proxy, the shares represented thereby will be voted in the election of Directors in favor of the nominees proposed by the Board of Directors and in favor of ratification of the independent public accountants; therefore, it is important to provide your broker with voting instructions.

The casting of a ballot at the Annual Meeting by a shareholder who may previously have given a proxy will not have the effect of revoking the proxy unless the shareholder so notifies the Secretary of the meeting in writing at any time prior to the voting of the shares represented by the proxy. A form for revoking your proxy will be available at the meeting. Votes that are withheld and broker non-votes will be treated as shares that are present for purposes of determining a quorum. Withheld votes will be excluded in determining whether a nominee for Director has received a plurality of the votes cast. All costs relating to the solicitation of proxies will be borne by the Company. It is important that proxies be returned promptly. Shareholders who do not expect to attend the Annual Meeting in person are urged to mark their vote, sign and date the accompanying form of proxy, and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their vote can be recorded.

V. EXCHANGE ACT COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that certain of the Company's Officers and Directors and persons who own more than ten percent of a registered class of the Company's securities, file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission (“SEC”). Officers, Directors and greater than ten percent shareholders are required to provide the Company with copies of the forms they file. Based solely upon its review of copies of such forms received by the Company, and upon representations by the Company's Officers and Directors regarding compliance with the filing requirements, the Company believes that in the fiscal year ended June 30, 2012, all filing requirements applicable to its Officers, Directors and ten percent shareholders were complied with in a timely manner.

VI. SHAREHOLDER NOMINATIONS/PROPOSALS

The Company must receive shareholder proposals submitted in accordance with Rule 14a-8 of the SEC that are intended to be presented at the 2013 Annual Meeting of Shareholders of the Company by June 3, 2013 in order for the proposal to be considered for inclusion in the Company's Proxy Statement relating to such meeting. The Company must receive any shareholder proposal that is not submitted by the shareholder for inclusion in next year’s Proxy Statement under SEC Rule 14a-8, but that the shareholder instead intends to present directly at the 2013 Annual Meeting, by August 17, 2013. SEC rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline.

VII. INTERNET WEB SITE

The Company maintains a Web site on the Internet with an address of http://www.hydromer.com, which describes the products and services sold by the Company and contains product brochures, which can be downloaded. The Web site contains links to the Company’s financial statements, Proxy Statement, Policy on Business Conduct, the Audit Committee Charter, and the Code of Ethics for the CEO and CFO, which any person can use to obtain copies of these documents and other documents filed with SEC. Also provided are links to various financial services sites, which post the current stock price and current press releases. Shareholders are invited to browse this information.